AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON ________________, 2000
                                                    REGISTRATION NO. 333-_______


         U. S. SECURITIES AND EXCHANGE COMMISSION, WASHINGTON, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
             .......................................................

                             GERBER SCIENTIFIC, INC.
             (Exact name of registrant as specified in its charter)
             ......................................................

         Connecticut                                             06-0640743
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)
 ................................................................................

                               83 Gerber Road West
                             South Windsor, CT 06074
                                 (860) 644-1551
               (Address, including zip code, and telephone number
                         of Principal Executive Offices)
 ................................................................................

                        GERBER SCIENTIFIC, INC. 2000-2004
                      EXECUTIVE ANNUAL INCENTIVE BONUS PLAN
                            (Full title of the plan)
 ................................................................................

                             Richard F. Treacy, Jr.
                               83 Gerber Road West
                             South Windsor, CT 06074
                                 (860) 644-1551
            (Name, address and telephone number of agent for service)

                                   Copies to:

                              Robert E. McLaughlin
                              Steptoe & Johnson LLP
                           1330 Connecticut Avenue, NW
                              Washington, DC 20036
                                 (202) 429-3000
 ................................................................................

                                                                          836386

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                      PROPOSED
                                                            PROPOSED                   MAXIMUM
   TITLE OF SECURITIES             AMOUNT TO BE          MAXIMUM OFFERING        AGGREGATE OFFERING              AMOUNT OF
     TO BE REGISTERED               REGISTERED          PRICE PER SHARE(1)             PRICE                 REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
     Common Stock
   ($1.00 par value            500,000 shares (2)             $11.75                 $5,875,000                    $1,551
      per share)
------------------------------------------------------------------------------------------------------------------------------------

     (1) Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee and is based upon the average of the high and low sales prices of the common stock of the registrant as reported on the New York Stock Exchange on June 19, 2000, a date within five business days of the date on which this registration statement is being filed.

     (2) Plus, in accordance with Rule 416 under the Securities Act of 1933, as amended, such indeterminate number of additional shares as may become issuable pursuant to anti-dilution provisions of the Plan.

                                        2                                 836386

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

    As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                       3                                  836386

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION
                                    STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

         (1) Gerber Scientific, Inc.'s (the "Company") Annual Report on Form 10-K for the fiscal year ended April 30, 1999.

         (2) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 1999, October 31, 1999 and January 31, 2000.

         (3) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report on Form 10-K.

         (4) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed by the Company with the Commission pursuant to Section 12 of the Exchange Act, together with any amendments or reports filed for the purpose of updating such description.

    All reports and other documents filed by the Company pursuant to Sections 13(a) 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

                                       4                                  836386

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 33-770 to 33-778 of the Connecticut Business Corporation Act give corporations the power to indemnify officers and directors under certain circumstances. Article III of the Registrant's by-laws provides for indemnification of officers and directors to the fullest extent permitted by applicable law. Further, the Executive Annual Incentive Bonus Plan provides for indemnification by the Company of members of the Registrant's Board of Directors and Management Development and Compensation Committee from and against any and all losses, costs, expenses and liabilities (including attorney's fees and amounts paid, with the approval of the Board of Directors, in settlement of any claim) arising out of or resulting from any action taken or failure to act under the Plan, except that the Registrant will not indemnify such member concerning a judgment in favor of the Registrant based upon a finding of the member's lack of good faith. In addition, the Registrant maintains directors' and officers' reimbursement and liability insurance with National Union Fire Insurance Company pursuant to standard form policies with an aggregate limit of $25 million.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Gerber Scientific, Inc. 2000-2004 Executive Annual Incentive Bonus Plan (previously filed as Appendix A to the Gerber Scientific, Inc. definitive proxy statement for the 1999 Annual Meeting of Shareholders held on September 15, 1999 and incorporated herein by reference)

         5.1      Opinion of Steptoe & Johnson LLP

         23.1 Consent of Steptoe & Johnson LLP (included in the opinion filed as Exhibit 5.1)

         23.2     Consent of KPMG LLP

         24       Power of Attorney

ITEM 9.  UNDERTAKINGS.

   (a)   The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                                       5                                  836386

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the

                                       6                                  836386
     securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of South Windsor, State of Connecticut, on ____________, 2000.


                             GERBER SCIENTIFIC, INC.


                             By:___________________________
                                   Michael J. Cheshire
                                   Chairman, President and
                                   Chief Executive Officer


                                POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints Michael J. Cheshire and Richard F. Treacy, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign any post-effective amendments to this Registration Statement, and any and all documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933, grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that each of such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                       7                                  836386


Signature                                Title                                  Date
---------                                -----                                  ----


---------------------------              Chairman of the Board,                 _____________, 2000
Michael J. Cheshire                      President, and Chief
                                         Executive Officer
                                         (Principal Executive Officer)

---------------------------              Senior Vice President, Finance         _____________, 2000
Gary K. Bennett                          (Principal Financial and
                                         Accounting Officer)


                                         Director                               _____________, 2000
---------------------------
Donald P. Aiken


                                         Director                               _____________, 2000
---------------------------
George M. Gentile


                                         Director                               _____________, 2000
---------------------------
David J. Gerber


                                         Director                               _____________, 2000
---------------------------
Edward E. Hood, Jr.


                                         Director                               _____________, 2000
---------------------------
David J. Logan


                                         Director                               _____________, 2000
---------------------------
Carole F. St. Mark


                                         Director                               _____________, 2000
---------------------------
A. Robert Towbin


                                         Director                               _____________, 2000
---------------------------
William Jerome Vereen

                                       8                                  836386

                                  EXHIBIT INDEX

Exhibit
Number       Description of Exhibit                                         Page
-------      ----------------------                                         ----

4.1          Gerber Scientific, Inc., 2000-2004
             Executive Annual Incentive Bonus Plan (previously filed as Appendix A to the Gerber Scientific, Inc. definitive proxy statement for the 1999 Annual Meeting of Shareholders held on September 15, 1999 and incorporated herein by reference)

5.1          Opinion of Steptoe & Johnson LLP

23.1         Consent of Steptoe & Johnson LLP (included in Exhibit 5.1)

23.2         Consent of KPMG LLP

24           Power of Attorney (included on signature page)

EXHIBIT 5.1



_____________, 2000


Gerber Scientific, Inc.
83 Gerber Road West
South Windsor, CT 06074


Re:  Registration Statement on Form S-8
     ----------------------------------

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended, of up to Five-Hundred-Thousand (500,000) shares of Common Stock (the "Shares") of Gerber Scientific, Inc. (the "Company") to be issued pursuant to the Company's 2000-2004 Executive Annual Incentive Bonus Plan, we have examined the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the "Registration Statement"), corporate records, certificates of public officials, and such other documents as we deemed appropriate or necessary for the purpose of rendering this opinion.

Based on the foregoing, it is our opinion that the Shares of the Company covered by the Registration Statement have been duly authorized, and, when issued, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,



STEPTOE & JOHNSON LLP

EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Gerber Scientific, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Gerber Scientific, Inc. of our report dated May 26, 1999 relating to the consolidated balance sheet of Gerber Scientific, Inc. and subsidiaries as of April 30, 1999 and April 30, 1998 and the related consolidated statement of earnings, changes in shareholders' equity and cash flows for each of the years in the three-year period ended April 30, 1999, which report is incorporated by reference in the annual report of Gerber Scientific, Inc. on Form 10-K for the fiscal year ended April 30, 1999.

                                    KPMG LLP

Hartford, Connecticut

__________ ____, 2000